File No. 33313842
Filed under Rule 424b3

	OVERSTAMP  Effective
August 05, 2011 the
Companys Name has changed
to FAR Limited.

EXHIBIT A TO DEPOSIT
AGREEMENT
AMERICANDEPOSITARY SHARES
Each American Depositary Share
represents

  one hundred 100 deposited Shares
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY COMMON STOCK,
OF
FIRST AUSTRALIAN RESOURCES
LIMITED
INCORPORATED UNDER THE
LAWS OF
THE COMMONWEALTH OF
AUSTRALIA

The Bank of New York, as depositary
hereinafter called the Depositary, hereby certifies that , or registered assigns IS
THE OWNER OF
AMERICAN DEPOSITARY SHARES
representing deposited ordinary
common stock, herein called
Shares of FIRST AUSTRALIAN
RESOURCES LIMITED, a
corporation organized under the
laws of the Commonwealth of
Australia herein called the
Company.  At the date hereof,
each American Depositary Share
represents one hundred 100
Shares deposited or subject to
deposit under the Deposit
Agreement as such term is
hereinafter defined at the principal
Sydney, New South Wales,
Australia office of
Commonwealth Bank of
Australia, the principal Melbourne,
Victoria, Australia office of
Australia and New Zealand
Banking Group Limited, and the
principal Melbourne, Victoria,
Australian office of the National
Australia Bank Limited, each as
agent herein collectively called the
Custodian.  The Depositarys
Corporate Trust Office is located
at a different address than its
principal executive office.  Its
Corporate Trust Office is located
at 101 Barclay Street, New York,
N.Y. 10286, and its principal
executive office is located at One
Wall Street, New York, N.Y.
10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW
YORK, N.Y. 10286


1.	THE DEPOSIT
AGREEMENT.
This American Depositary Receipt is one
of an issue herein called Receipts, all
issued and to be issued upon the terms
and conditions set forth in the amended
and restated deposit agreement, dated as
of , 2001 herein called the Deposit
Agreement, by and among the Company,
the Depositary, and all Holders from
time to time of Receipts issued
thereunder, each of whom by accepting a
Receipt agrees to become a party thereto
and become bound by all the terms and
conditions thereof.  The Deposit
Agreement sets forth the rights of
Holders of the Receipts and the rights
and duties of the Depositary in respect
of the Shares deposited thereunder and
any and all other securities, property and
cash from time to time received in
respect of such Shares and held
thereunder such Shares, securities,
property, and cash are herein called
Deposited Securities.  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in
New York City and at the office of the
Custodian.
The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit
Agreement and are qualified by and
subject to the detailed provisions of the
Deposit Agreement, to which reference
is hereby made.  Capitalized terms
defined in the Deposit Agreement and
not defined herein shall have the
meanings set forth in the Deposit
Agreement.
2.	SURRENDER OF
RECEIPTS AND WITHDRAWAL
OF SHARES.
Upon surrender at the Corporate Trust
Office of the Depositary of this Receipt,
and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of
the Deposit Agreement, the Holder
hereof is entitled to delivery, to him or
upon his order, of the Deposited
Securities at the time represented by the
American Depositary Shares for which
this Receipt is issued. Delivery of such
Deposited Securities may be made by
the delivery a by the electronic transfer
of Shares or otherwise or the delivery of
documents of title or other instruments
evidencing title, as may be required
under the Companys corporate charter or
applicable law or regulation in the name
of the Holder hereof or as ordered by
him and b the delivery of any other
securities, property and cash to which
such Holder is then entitled in respect of
this Receipt.  Such delivery will be made
at the option of the Holder hereof, either
at the office of the Custodian or at the
Corporate Trust Office of the
Depositary, provided that the
forwarding of certificates for Shares or
other Deposited Securities for such
delivery at the Corporate Trust Office of
the Depositary shall be at the risk and
expense of the Owner hereof.
3.	TRANSFERS, SPLITUPS,
AND COMBINATIONS OF
RECEIPTS.
The transfer of this Receipt is registrable
without unreasonable delay on the books
of the Depositary at its Corporate Trust
Office by the Owner hereof in person or
by a duly authorized attorney, upon
surrender of this Receipt properly
endorsed for transfer or accompanied by
proper instruments of transfer and funds
sufficient to pay any applicable transfer
taxes and the expenses of the Depositary
and upon compliance with such
regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt,
evidencing the same aggregate number
of American Depositary Shares as the
Receipt or Receipts surrendered.  As a
condition precedent to the execution and
delivery, registration of transfer, splitup,
combination, or surrender of any Receipt
or withdrawal of any Deposited
Securities, the Depositary, the
Custodian, or Registrar may, and upon
written request of the Company shall,
require payment from the depositor of
the Shares or the presentor of the
Receipt of a sum sufficient to reimburse
it for any tax or other governmental
charge and any stock transfer or
registration fee with respect thereto
including any such tax or charge and fee
with respect to Shares being deposited or
withdrawn and payment of any
applicable fees as provided in this
Receipt, may require a the production of
proof satisfactory to it as to the identity
and genuineness of any signature, b
compliance with any laws or regulations,
relating to depositary receipts in general
or to the withdrawal or sale of Deposited
Securities, c delivery of such certificates
as the Company may from time to time
specify in writing to the Depositary to
assure compliance with the Securities
Act of 1933 and the rules and
regulations thereunder and d compliance
with any regulations the Depositary may
establish consistent with the provisions
of the Deposit Agreement or this
Receipt, including, without limitation,
this Article 3.
The delivery of Receipts against deposits
of Shares generally or against deposits of
particular Shares may be suspended, or
the transfer of Receipts in particular
instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer
books of the Depositary are closed, or if
any such action is deemed necessary or
advisable by the Depositary or the
Company at any time or from time to
time because of any requirement of law
or of any government or governmental
body or commission, or under any
provision of the Deposit Agreement or
this Receipt, or for any other reason,
subject to the provisions of the following
sentence and to Article 23 hereof.
Notwithstanding anything to the
contrary in the Deposit Agreement or
this Receipt, the surrender of
outstanding Receipts and withdrawal of
Deposited Securities may not be
suspended subject only to i temporary
delays caused by closing the transfer
books of the Depositary or the Company
or the deposit of Shares in connection
with voting at a shareholders meeting, or
the payment of dividends, ii the payment
of fees, taxes and similar charges, and iii
compliance with any U.S. or foreign
laws or governmental regulations relating
to the Receipts or to the withdrawal of
the Deposited Securities.  Without
limitation of the foregoing, the
Depositary shall not knowingly accept
for deposit under the Deposit Agreement
any Shares required to be registered
under the provisions of the Securities
Act of 1933, unless a registration
statement is in effect as to such Shares.
4.	LIABILITY OF HOLDER
FOR TAXES.
If any tax or other governmental charge
shall become payable with respect to any
Receipt, any American Depositary Share
or any Deposited Securities represented
by any American Depositary Share
evidenced hereby, such tax or other
governmental charge shall be payable by
the Holder hereof to the Depositary.
The Depositary may refuse to effect any
transfer of this Receipt or any
withdrawal of Deposited Securities
represented by American Depositary
Shares evidenced by such Receipt until
such payment is made, and may
withhold any dividends or other
distributions, or may sell for the account
of the Holder hereof any part or all of
the Deposited Securities represented by
the American Depositary Shares
evidenced by this Receipt, and may
apply such dividends or other
distributions or the proceeds of any such
sale in payment of such tax or other
governmental charge and the Holder
hereof shall remain liable for any
deficiency.
5.	WARRANTIES ON
DEPOSIT OF SHARES.
Every person depositing Shares under the
Deposit Agreement shall be deemed
thereby to represent and warrant that
such Shares and proper evidence of title
therefor are validly issued, fully paid and
free of any preemptive rights of the
holders of outstanding Shares and that
the person making such deposit is duly
authorized so to do.  Every such person
shall also be deemed to represent that
such Shares and the Receipts evidencing
American Depositary Shares representing
such Shares would not be Restricted
Securities.  Such representations and
warranties shall survive the deposit of
Shares and issuance or cancellation of
Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
Any person presenting Shares for deposit
or any Holder of a Receipt may be
required from time to time to file with
the Depositary or the Custodian such
proof of citizenship or residence,
exchange control approval, evidence of
the number of Shares beneficially owned
or any other matters necessary or
appropriate to evidence compliance with
the Corporations Law of Australia, the
Foreign Acquisitions and Takeovers Act
1975, the laws of Australia, the
Constitution of the Company and
exchange control regulations, as
indicated to the Depositary by the
Company, or such information relating to
the registration on the books of the
Company or the Foreign Registrar, if
applicable, to execute such certificates
and to make such representations and
warranties, as the Depositary may deem
necessary or proper or as the Company
may reasonably instruct in writing the
Depositary to require.  The Depositary
may, and shall if requested by the
Company, subject to the provisions of
Section 2.06 of the Deposit Agreement,
withhold the delivery or registration of
transfer of any Receipt or the
distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates
are executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied
by evidence satisfactory to the
Depositary that any necessary approval
has been granted by any governmental
body in Australia, if any, which is then
performing the function of the regulation
of currency exchange.  The Depositary
shall provide the Company, upon the
Companys reasonable request, in a timely
manner, with copies of any information
or other material which it receives
pursuant to this Article 6.  Each Holder
agrees to provide any information
requested by the Company or the
Depositary pursuant to this Article 6.
7.	CHARGES OF
DEPOSITARY.
The Company agrees to pay the fees,
reasonable expenses and outofpocket
charges of the Depositary and those of
any Registrar only in accordance with
agreements in writing entered into
between the Depositary and the
Company from time to time.  The
Depositary shall present its statement for
such charges and expenses to the
Company once every three months.  The
charges and expenses of the Custodian
are for the sole account of the
Depositary.
The following charges shall be incurred
by any party depositing or withdrawing
Shares or by any party surrendering
Receipts or to whom Receipts are issued
including, without limitation, issuance
pursuant to a stock dividend or stock
split declared by the Company or an
exchange of stock regarding the Receipts
or Deposited Securities or a distribution
of Receipts pursuant to Section 4.03 of
the Deposit Agreement, whichever
applicable 1 taxes and other
governmental charges, 2 such registration
fees as may from time to time be in
effect for the registration of transfers of
Shares generally on the Share register of
the Company or Foreign Registrar and
applicable to transfers of Shares to the
name of the Depositary or its nominee or
the Custodian or its nominee on the
making of deposits or withdrawals under
the terms of the Deposit Agreement,
3 such cable, telex and facsimile
transmission expenses as are expressly
provided in the Deposit Agreement,
4 such expenses as are incurred by the
Depositary in the conversion of foreign
currency pursuant to Section 4.05 of the
Deposit Agreement, 5 a fee of 5.00 or
less per 100 American Depositary Shares
or portion thereof for the execution and
delivery of Receipts pursuant to
Section 2.03, 4.03 or 4.04 of the Deposit
Agreement and the surrender of Receipts
pursuant to Section 2.05 or 6.02 of the
Deposit Agreement, 6 a fee of .02 or less
per American Depositary Share or
portion thereof for any cash distribution
made pursuant to Sections 4.01 through
4.04 of the Deposit Agreement, 7 a fee
for the distribution of securities pursuant
to Section 4.02 of the Deposit
Agreement, such fee being in an amount
equal to the fee for the execution and
delivery of American Depositary Shares
referred to above which would have
been charged as a result of the deposit of
such securities for purposes of this
clause 7 treating all such securities as if
they were Shares, but which securities
are instead distributed by the Depositary
to Holders, and 8 any other charge
payable by the Depositary, any of the
Depositarys agents, including the
Custodian, or the agents of the
Depositarys agents in connection with
the servicing of Shares or other
Deposited Securities which charge shall
be assessed against Holders of record as
of the date or dates set by the
Depositary in accordance with Section
4.06 of the Deposit Agreement and shall
be collected at the sole discretion of the
Depositary by billing such Holders for
such charge or by deducting such charge
from one or more cash dividends or
other cash distributions and 9 a fee not
in excess of 1.50 per certificate for a
Receipt or Receipts for transfers made
pursuant to the terms of the Deposit
Agreement.
The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Company and its
affiliates and in Receipts.
8.	PRERELEASE OF
RECEIPTS.
Notwithstanding Section 2.03 of the
Deposit Agreement, execute and deliver
Receipts prior to the receipt of Shares
pursuant to Section 2.02 of the Deposit
Agreement a PreRelease.  The
Depositary may, pursuant to Section
2.05 of the Deposit Agreement, deliver
Shares upon the receipt and cancellation
of Receipts which have been
PreReleased, whether or not such
cancellation is prior to the termination of
such PreRelease or the Depositary knows
that such Receipt has been PreReleased.
The Depositary may receive Receipts in
lieu of Shares in satisfaction of a
PreRelease.  Each PreRelease will be a
preceded or accompanied by a written
representation from the person to whom
Receipts are to be delivered that such
person, or its customer, owns the Shares
or Receipts to be remitted, as the case
may be, b at all times fully collateralized
with cash or such other collateral as the
Depositary deems appropriate, c
terminable by the Depositary on not
more than five 5 business days notice,
and d subject to such further indemnities
and credit regulations as the Depositary
deems appropriate.  The number of
American Depositary Shares which are
outstanding at any time as a result of
PreReleases will not normally exceed
thirty percent 30% of the Shares
deposited under the Deposit Agreement
provided, however, that the Depositary
reserves the right to change or disregard
such limit from time to time as it deems
appropriate.
The Depositary may retain for its own
account any compensation received by it
in connection with the foregoing.
9.	TITLE TO RECEIPTS.
It is a condition of this Receipt and every
successive Holder of this Receipt by
accepting or holding the same consents
and agrees, that title to this Receipt
when properly endorsed or accompanied
by proper instruments of transfer, is
transferable by delivery with the same
effect as in the case of a negotiable
instrument under the laws of New York
provided, however, that until a Receipt
shall have been transferred on the books
of the Depositary as provided in Section
2.04 of the  Deposit Agreement, the
Company and the Depositary,
notwithstanding any notice to the
contrary, may treat the person in whose
name this Receipt is registered on the
books of the Depositary as the absolute
owner hereof for the purpose of
determining the person entitled to
distribution of dividends or other
distributions or to any notice provided
for in the Deposit Agreement or for all
other purposes, and neither the
Depositary nor the Company shall have
any obligation or be subject to any
liability under the Deposit Agreement to
any holder of a Receipt unless such
holder is the Holder thereof.
10.	VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any
benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been
executed by the Depositary by the
manual or facsimile signature of a duly
authorized signatory of the Depositary
and, if a Registrar for the Receipts shall
have been appointed, countersigned by
the manual or facsimile of a duly
authorized officer of the Registrar.
11.	REPORTS INSPECTION
OF TRANSFER BOOKS.
The Company currently furnishes the
Securities and Exchange Commission
hereinafter called the Commission with
certain public reports and documents
required by foreign law or otherwise
under Rule 12g32b under the Securities
Exchange Act of 1934. Such reports and
communications will be available for
inspection and copying by Holders at the
public reference facilities maintained by
the Commission located at 450 Fifth
Street, N.W., Washington, D.C. 20549.
The Depositary will make available for
inspection by Holders of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both a received by
the Depositary as the holder of the
Deposited Securities and b made
generally available to the holders of such
Deposited Securities by the Company.
The Depositary will also, upon written
request, send to Holders of Receipts
copies of such reports when furnished by
the Company pursuant to the Deposit
Agreement.
The Depositary will keep books, at its
Corporate Trust Office, for the
registration of Receipts and transfers of
Receipts which at all reasonable times
shall be open for inspection by the
Holders of Receipts provided that such
inspection shall not be for the purpose of
communicating with Holders of Receipts
in the interest of a business or object
other than the business of the Company
or a matter related to the Deposit
Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
Whenever the Depositary receives any
cash dividend or other cash distribution
on any Deposited Securities, the
Depositary will, if at the time of receipt
thereof any amounts received in a
foreign currency can in the judgment of
the Depositary be converted on a
reasonable basis into United States
Dollars transferable to the United States,
and subject to the Deposit Agreement,
convert such dividend or distribution
into Dollars and will, as promptly as
practicable, distribute the amount thus
received net of the fees and expenses of
the Depositary as provided in Article 7
hereof and Section 5.09 of the Deposit
Agreement, if applicable to the Holders
of Receipts entitled thereto, after
deduction or upon payment of fees and
expenses of the Depositary provided,
however, that in the event that the
Company or the Depositary is required
to withhold and does withhold from any
cash dividend or other cash distribution
in respect of any Deposited Securities an
amount on account of taxes and other
governmental charges, the amount
distributed to the Holders of the
Receipts evidencing American
Depositary Shares representing such
Deposited Securities shall be reduced
accordingly.
Subject to the provisions of Section 4.11
and 5.09 of the Deposit Agreement,
whenever the Depositary receives any
distribution other than a distribution
described in Section 4.01, 4.03 or 4.04
of the Deposit Agreement, the
Depositary will cause the securities or
property received by it to be distributed
to the Holders entitled thereto, in any
manner that the Depositary may deem
equitable and practicable for
accomplishing such distribution
provided, however, that if in the opinion
of the Depositary such distribution
cannot be made proportionately among
the Holders of Receipts entitled thereto,
or if for any other reason the Depositary
deems such distribution not to be
feasible, the Depositary may adopt such
method as it may deem equitable and
practicable for the purpose of effecting
such distribution, including, but not
limited to, the public or private sale of
the securities or property thus received,
or any part thereof, and the net proceeds
of any such sale net of the fees and
expenses of the Depositary as provided
in Article 7 hereof and Section 5.09 of
the Deposit Agreement will be
distributed by the Depositary to the
Holders of Receipts entitled thereto all
in the manner and subject to the
conditions described in Section 4.01 of
the Deposit Agreement.
If any distribution consists of a dividend
in, or free distribution of, Shares, the
Depositary may, and shall, subject to the
following sentence, if the Company shall
so request, distribute to the Holders of
outstanding Receipts entitled thereto,
additional Receipts evidencing an
aggregate number of American
Depositary Shares representing the
amount of Shares received as such
dividend or free distribution subject to
the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by
Receipts, including the withholding of
any tax or other governmental charge as
provided in Section 4.11 of the Deposit
Agreement and the payment of the fees
and expenses of the Depositary as
provided in Article 7 hereof and
Section 5.09 of the Deposit Agreement.
In lieu of delivering Receipts for
fractional American Depositary Shares in
any such case, the Depositary will sell
the amount of Shares represented by the
aggregate of such fractions and
distribute the net proceeds, all in the
manner and subject to the conditions
described in Section 4.01 of the Deposit
Agreement.  If additional Receipts are
not so distributed, each American
Depositary Share shall thenceforth also
represent the additional Shares
distributed upon the Deposited
Securities represented thereby.
In the event that the Depositary
determines that any distribution in
property including Shares and rights to
subscribe therefor is subject to any tax or
other governmental charge which the
Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such
property including Shares and rights to
subscribe therefor in such amounts and
in such manner as the Depositary deems
necessary and practicable to pay any
such taxes or charges, and the
Depositary shall distribute the net
proceeds of any such sale after
deduction of such taxes or charges to the
Holders of Receipts entitled thereto.
13.	RIGHTS.
In the event that the Company shall offer
or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any
rights of any other nature, the Depositary
shall have discretion as to the procedure
to be followed in making such rights
available to any Holders or in disposing
of such rights on behalf of any Holders
and making the net proceeds available to
such Holders or, if by the terms of such
rights offering or for any other reason,
the Depositary may not either make such
rights available to any Holders or dispose
of such rights and make the net proceeds
available to such Holders, then the
Depositary shall allow the rights to lapse.
If at the time of the offering of any
rights the Depositary determines in its
discretion that it is lawful and feasible to
make such rights available to all or
certain Holders but not to other Holders,
the Depositary may distribute to any
Holder to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Holder,
warrants or other instruments therefor in
such form as it deems appropriate.
In circumstances in which rights would
otherwise not be distributed, if an
Holder of Receipts requests the
distribution of warrants or other
instruments in order to exercise the rights
allocable to the American Depositary
Shares of such Holder hereunder, the
Depositary will make such rights
available to such Holder upon written
notice from the Company to the
Depositary that a the Company has
elected in its sole discretion to permit
such rights to be exercised and b such
Holder has executed such documents as
the Company has determined in its sole
discretion are reasonably required under
applicable law.
If the Depositary has distributed warrants
or other instruments for rights to all or
certain Holders, then upon instruction
from such an Holder pursuant to such
warrants or other instruments to the
Depositary from such Holder to exercise
such rights, upon payment by such
Holder to the Depositary for the account
of such Holder of an amount equal to the
purchase price of the Shares to be
received upon the exercise of the rights,
and upon payment of the fees and
expenses of the Depositary and any
other charges as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such
Holder, exercise the rights and purchase
the Shares, and the Company shall cause
the Shares so purchased to be delivered
to the Depositary on behalf of such
Holder.  As agent for such Holder, the
Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement,
and shall, pursuant to Section 2.03 of the
Deposit Agreement, execute and deliver
Receipts to such Holder.  In the case of a
distribution pursuant to the second
paragraph of this Article 13, such
Receipts shall be legended in accordance
with applicable U.S. laws, and shall be
subject to the appropriate restrictions on
sale, deposit, cancellation, and transfer
under such laws.
If the Depositary determines that it is not
lawful and feasible to make such rights
available to all or certain Holders, it may
sell the rights, warrants or other
instruments in proportion to the number
of American Depositary Shares held by
the Holders to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales net of the fees
and expenses of the Depositary as
provided in Section 5.09 of the Deposit
Agreement and all taxes and
governmental charges payable in
connection with such rights and subject
to the terms and conditions of the
Deposit Agreement for the account of
such Holders otherwise entitled to such
rights, warrants or other instruments,
upon an averaged or other practical basis
without regard to any distinctions among
such Holders because of exchange
restrictions or the date of delivery of any
Receipt or otherwise.
The Depositary will not offer rights to
Holders unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Holders or are
registered under the provisions of such
Act provided, that nothing in the
Deposit Agreement shall create, any
obligation on the part of the Company to
file a registration statement under the
Securities Act of 1933 with respect to
such rights or underlying securities or to
endeavor to have such a registration
statement declared effective or
otherwise to register such rights or
securities under any other applicable
laws for any purpose.  If an Holder of
Receipts requests the distribution of
warrants or other instruments,
notwithstanding that there has been no
such registration under such Act, the
Depositary shall not effect such
distribution unless it has received an
opinion from recognized counsel in the
United States for the Company upon
which the Depositary may rely that such
distribution to such Holder is exempt
from such registration.
The Depositary shall not be responsible
for any failure to determine that it may
be lawful or feasible to make such rights
available to Holders in general or any
Holder in particular.
14.	CONVERSION OF
FOREIGN CURRENCY.
Whenever the Depositary or the
Custodian shall receive foreign currency,
by way of dividends or other
distributions or the net proceeds from
the sale of securities, property or rights,
and if at the time of the receipt thereof
the foreign currency so received can in
the judgment of the Depositary be
converted on a reasonable basis into
Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, by sale or in any other manner
that it may determine, such foreign
currency into Dollars, and such Dollars
shall be distributed to the Holders
entitled thereto or, if the Depositary shall
have distributed any warrants or other
instruments which entitle the holders
thereof to such Dollars, then to the
holders of such warrants andor
instruments upon surrender thereof for
cancellation.  Such distribution may be
made upon an averaged or other
practicable basis without regard to any
distinctions among Holders on account
of exchange restrictions, the date of
delivery of any Receipt or otherwise and
shall be net of any expenses of
conversion into Dollars incurred by the
Depositary as provided in Section 5.09
of the Deposit Agreement.
If such conversion or distribution can be
effected only with the approval or
license of any government or agency
thereof, the Depositary shall file such
application for approval or license, if
any, as it may deem desirable provided,
however, that in no event shall the
Company or the Depositary be obligated
to make any such filings.
If at any time the Depositary shall
determine that in its judgment any
foreign currency received by the
Depositary or the Custodian is not
convertible on a reasonable basis into
Dollars transferable to the United States,
or if any approval or license of any
government or agency thereof which is
required for such conversion is denied or
in the opinion of the Depositary is not
obtainable, or if any such approval or
license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may
distribute the foreign currency or an
appropriate document evidencing the
right to receive such foreign currency
received by the Depositary to, or in its
discretion may hold such foreign
currency uninvested and without liability
for interest thereon for the respective
accounts of, the Holders entitled to
receive the same.
If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Holders entitled thereto, the Depositary
may in its discretion make such
conversion and distribution in Dollars to
the extent permissible to the Holders
entitled thereto and may distribute the
balance of the foreign currency received
by the Depositary to, or hold such
balance uninvested and without liability
for interest thereon for the respective
accounts of, the Holders entitled thereto.
15.	RECORD DATES.
Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities,
or whenever for any reason the
Depositary causes a change in the
number of Shares that are represented by
each American Depositary Share, or
whenever the Depositary shall find it
necessary or convenient, the Depositary
shall fix a record date which shall,
insofar as is reasonably practicable, be as
close as possible to the record date
established by the Company in respect of
the Shares or other Deposited Securities
if applicable a for the determination of
the Holders of Receipts who shall be
i entitled to receive such dividend,
distribution or rights or the net proceeds
of the sale thereof or ii entitled to give
instructions for the exercise of voting
rights at any such meeting, or b on or
after which each American Depositary
Share will represent the changed number
of Shares, subject to the provisions of
the Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
Upon receipt of notice of any meeting of
holders of Shares or other Deposited
Securities, if requested in writing by the
Company, the Depositary shall, as soon
as practicable thereafter, mail to the
Holders of Receipts a notice, the form of
which notice shall be in the sole
discretion of the Depositary, which shall
contain a such information as is
contained in such notice of meeting
received by the Depositary from the
Company, b a statement that the Holders
of Receipts as of the close of business on
a specified record date will be entitled,
subject to any applicable provision of
Australian law and of the corporate
charter of the Company, to instruct the
Depositary as to the exercise of the
voting rights, if any, pertaining to the
amount of Shares or other Deposited
Securities represented by their respective
American Depositary Shares and c a
statement as to the manner in which such
instructions may be given.  Upon the
written request of an Holder of a Receipt
on such record date, received on or
before the date established by the
Depositary for such purpose, the
Instructions Date the Depositary shall
endeavor, in so far as practicable, to vote
or cause to be voted the amount of
Shares or other Deposited Securities
represented by such American
Depositary Shares evidenced by such
Receipt in accordance with the
instructions set forth in such request.
The Depositary shall not vote or attempt
to exercise the right to vote that attaches
to the Shares or other Deposited
Securities, other than in accordance with
such instructions.
There can be no assurance that Holders
generally or any Holder in particular will
receive the notice described in the
preceding paragraph sufficiently prior to
the Instruction Date to ensure that the
Depositary will vote the Shares or
Deposited Securities in accordance with
the provisions set forth in the preceding
paragraph.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
In circumstances where the provisions of
Section 4.03 of the Deposit Agreement
do not apply, upon any change in
nominal value, change in par value,
splitup, consolidation, or any other
reclassification of Deposited Securities,
or upon any recapitalization,
reorganization, merger or consolidation,
or sale of assets affecting the Company
or to which it is a party, any securities
which shall be received by the
Depositary or a Custodian in exchange
for or in conversion of or in respect of
Deposited Securities shall, if permitted
by applicable law, be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent, in
addition to the existing Deposited
Securities, the right to receive the new
Deposited Securities so received in
exchange or conversion, unless
additional Receipts are delivered
pursuant to the following sentence.  In
any such case the Depositary may, and
shall if the Company shall so request,
execute and deliver additional Receipts
as in the case of a dividend in Shares, or
call for the surrender of outstanding
Receipts to be exchanged for new
Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE
COMPANY AND DEPOSITARY.
Neither the Depositary nor the Company
nor any of their respective directors,
employees, agents or affiliates shall incur
any liability to any Holder of any
Receipt, if by reason of any provision of
any present or future law or regulation of
the United States or any other country,
or of any other governmental or
regulatory authority, or stock exchange
or automated quotation system, or by
reason of any provision, present or
future, of the corporate charter of the
Company, or by reason of any provision
of any securities issued or distributed by
the Company, or any offering or
distribution thereof, or by reason of any
act of God or war or other circumstances
beyond its control, the Depositary or the
Company shall be prevented, delayed or
forbidden from or be subject to any civil
or criminal penalty on account of doing
or performing any act or thing which by
the terms of the Deposit Agreement or
Deposited Securities it is provided shall
be done or performed nor shall the
Depositary or the Company or any of
their respective directors, employees,
agents or affiliates incur any liability to
any Holder of a Receipt by reason of any
nonperformance or delay, caused as
aforesaid, in the performance of any act
or thing which by the terms of the
Deposit Agreement it is provided shall or
may be done or performed, or by reason
of any exercise of, or failure to exercise,
any discretion provided for in the
Deposit Agreement.  Where, by the
terms of a distribution pursuant to
Section 4.01, 4.02 or 4.03 of the Deposit
Agreement, or an offering or distribution
pursuant to Section 4.04 of the Deposit
Agreement, such distribution or offering
may not be made available to Holders of
Receipts, and the Depositary may not
dispose of such distribution or offering
on behalf of such Holders and make the
net proceeds available to such Holders,
then the Depositary shall not make such
distribution or offering, and shall allow
any rights, if applicable, to lapse.
Neither the Company nor the Depositary
nor any of their respective directors,
employees, agents and affiliates assume
any obligation or shall be subject to any
liability under the Deposit Agreement to
Holders of Receipts, except that they
agree to perform their obligations
specifically set forth in the Deposit
Agreement without negligence or bad
faith.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited
Securities.  Neither the Depositary nor
the Company nor any of their respective
directors, employees, agents or affiliates
shall be under any obligation to appear
in, prosecute or defend any action, suit,
or other proceeding in respect of any
Deposited Securities or in respect of the
Receipts, which in its opinion may
involve it in expense or liability, unless
indemnity satisfactory to it against all
expense and liability shall be furnished
as often as may be required, and the
Custodian shall not be under any
obligation whatsoever with respect to
such proceedings, the responsibility of
the Custodian being solely to the
Depositary.  Neither the Depositary nor
the Company nor any of their respective
directors, employees, agents or affiliates
shall be liable for any action or nonaction
by it in reliance upon the advice of or
information from legal counsel,
accountants, any person presenting
Shares for deposit, any Holder of a
Receipt, or any other person believed by
it in good faith to be competent to give
such advice or information.  The
Depositary shall not be responsible for
any failure to carry out any instructions
to vote any of the Deposited Securities,
or for the manner in which any such vote
is cast or the effect of any such vote,
provided that any such action or
nonaction is in good faith and not
contrary to the terms of the Deposit
Agreement.  The Depositary shall not be
liable for any acts or omissions made by
a successor depositary whether in
connection with a previous act or
omission of the Depositary or in
connection with a matter arising wholly
after the removal or resignation of the
Depositary, provided that in connection
with the issue out of which such
potential liability arises, the Depositary
performed its obligations without
negligence or bad faith while it acted as
Depositary.  The Company agrees to
indemnify the Depositary, its directors,
employees, agents and affiliates and any
Custodian against, and hold each of
them harmless from, any liability or
expense including, but not limited to, the
reasonable expenses of counsel which
may arise out of acts performed or
omitted, in accordance with the
provisions of the Deposit Agreement and
of the Receipts, as the same may be
amended, modified, or supplemented
from time to time, i by either the
Depositary or a Custodian or their
respective directors, employees, agents
and affiliates, except for any liability or
expense arising out of the negligence or
bad faith of either of them, or ii by the
Company or any of its directors,
employees, agents and affiliates.  No
disclaimer of liability under the
Securities Act of 1933 is intended by
any provision of the Deposit Agreement.
19.	RESIGNATION AND
REMOVAL OF THE DEPOSITARY
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
The Depositary may at any time resign as
Depositary hereunder by written notice
of its election so to do delivered to the
Company, such resignation to take effect
upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement. The Depositary may at any
time be removed by the Company by
120 days prior written notice of such
removal, to become effective upon the
later of i the 120th day after delivery of
the notice to the Depositary and ii the
appointment of a successor depositary
and its acceptance of such appointment
as provided in the Deposit Agreement.
Whenever the Depositary in its
discretion determines that it is in the best
interest of the Holders of Receipts to do
so, it may appoint a substitute or
additional custodian or custodians.
20.	AMENDMENT.
The form of the Receipts and any
provisions of the Deposit Agreement
may at any time and from time to time
be amended by agreement between the
Company and the Depositary without
the consent of Holders of Receipts in
any respect which they may deem
necessary or desirable.  Any amendment
which shall impose or increase any fees
or charges other than taxes and other
governmental charges, registration fees
and cable, telex or facsimile transmission
costs, delivery costs or other such
expenses, or which shall otherwise
prejudice any substantial existing right of
Holders of Receipts, shall, however, not
become effective as to outstanding
Receipts until the expiration of thirty
days after notice of such amendment
shall have been given to the Holders of
outstanding Receipts.  Every Holder of a
Receipt at the time any amendment so
becomes effective shall be deemed, by
continuing to hold such Receipt, to
consent and agree to such amendment
and to be bound by the Deposit
Agreement as amended thereby.  In no
event shall any amendment impair the
right of the Holder of any Receipt to
surrender such Receipt and receive
therefor the Deposited Securities
represented thereby except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF
DEPOSIT AGREEMENT.
The Depositary at any time at the
direction of the Company, shall
terminate the Deposit Agreement by
mailing notice of such termination to the
Holders of all Receipts then outstanding
at least 90 days prior to the date fixed in
such notice for such termination.  The
Depositary may likewise terminate the
Deposit Agreement by mailing notice of
such termination to the Company and
the Holders of all Receipts then
outstanding if at any time 90 days shall
have expired after the Depositary shall
have delivered to the Company a written
notice of its election to resign and a
successor depositary shall not have been
appointed and accepted its appointment
as provided in the Deposit Agreement.
On and after the date of termination, the
Holder of a Receipt will, upon a
surrender of such Receipt at the
Corporate Trust Office of the
Depositary, b payment of the fee of the
Depositary for the surrender of Receipts
referred to in Section 2.05 of the Deposit
Agreement, and c payment of any
applicable taxes or governmental
charges, be entitled to delivery, to him or
upon his order, of the amount of
Deposited Securities represented by the
American Depositary Shares evidenced
by such Receipt.  If any Receipts shall
remain outstanding after the date of
termination, the Depositary thereafter
shall discontinue the registration of
transfers of Receipts, shall suspend the
distribution of dividends to the Holders
thereof, shall not accept deposits of
Shares and shall so instruct each
Custodian and shall not give any further
notices or perform any further acts under
the Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions
pertaining to Deposited Securities, shall
sell rights and other property as provided
in the Deposit Agreement, and shall
continue to deliver Deposited Securities,
together with any dividends or other
distributions received with respect
thereto and the net proceeds of the sale
of any rights or other property, in
exchange for Receipts surrendered to the
Depositary after deducting, in each case,
the fee of the Depositary for the
surrender of a Receipt, any expenses for
the account of the Holder of such
Receipt in accordance with the terms
and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges.  At any time after
the expiration of one year from the date
of termination, the Depositary may sell
the Deposited Securities then held under
the Deposit Agreement and may
thereafter hold uninvested the net
proceeds of any such sale, together with
any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata
benefit of the Holders of Receipts which
have not theretofore been surrendered,
such Holders thereupon becoming
general creditors of the Depositary with
respect to such net proceeds.  After
making such sale, the Depositary shall be
discharged from all obligations under the
Deposit Agreement, except to account
for such net proceeds and other cash
after deducting, in each case, the fee of
the Depositary for the surrender of a
Receipt, any expenses for the account of
the Holder of such Receipt in
accordance with the terms and
conditions of the Deposit Agreement,
and any applicable taxes or governmental
charges and except for its obligations to
the Company under Section 5.08 of the
Deposit Agreement.  Upon the
termination of the Deposit Agreement,
the Company shall be discharged from
all obligations under the Deposit
Agreement except for its obligations to
the Depositary with respect to
indemnification, charges, and expenses.
22.	SUBMISSION TO
JURISDICTION.
In the Deposit Agreement, the Company
has i appointed  , in the State of New
York, as the Companys authorized agent
upon which process may be served in
any suit or proceeding arising out of or
relating to the Shares or Deposited
Securities, the American Depositary
Shares, the Receipts or this Agreement, ii
consented and submitted to the
jurisdiction of any state or federal court
in the State of New York in which any
such suit or proceeding may be
instituted, and iii agreed that service of
process upon said authorized agent shall
be deemed in every respect effective
service of process upon the Company in
any such suit or proceeding. The
Company agrees to deliver, upon the
execution and delivery of this Deposit
Agreement, a written acceptance by such
agent of its appointment as such agent.
The Company further agrees to take any
and all action, including the filing of any
and all such documents and instruments,
as may be necessary to continue such
designation and appointment in full
force and effect for so long as any
American Depositary Shares or Receipts
remain outstanding or this Agreement
remains in force.  In the event the
Company fails to continue such
designation and appointment in full
force and effect, the Company hereby
waives personal service of process upon
it and consents that any such service of
process may be made by certified or
registered mail, return receipt requested,
directed to the Company at its address
last specified for notices hereunder, and
service so made shall be deemed
completed five 5 days after the same
shall have been so mailed.
23.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
Notwithstanding anything in the Deposit
Agreement to the contrary, the Company
and the Depositary each agrees that it
will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited
Securities in a manner which would
violate the U.S. securities laws,
including, but not limited to, Section
I.A.1 of the General Instructions to the Form F6 Registration Statement as amended from time to time, under the Securities Act of 1933.




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